================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A


                       AMENDMENT TO APPLICATION OR REPORT

            Filed pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934



                              SL INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


                                AMENDMENT NO. 1

         The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Form 8-K as set forth in the pages attached hereto.


         This amendment supplements the Form 8-K dated May 8, 1995 by:
         (1) Including the Financial Statements of businesses acquired required by Article 2 and 3 ofRegulation S-X.

         (2) Including the Pro Forma Financial Information required by Article 11 of Regulation S-X.


         This amendment supplements the Form 8-K dated May 24, 1995 by:
         (1) Including the Pro Forma Financial Information required by Article 11 of Regulation S-X.



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.



                                        SL INDUSTRIES, INC.

                                        BY:Owen Farren
                                           -----------
                                           Owen Farren
                                           President and Chief Executive Officer


Date: July 24, 1995

================================================================================

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS


         The following financial statements and pro forma financial information are filed as part of this report:

         a)  Financial statements of businesses acquired
             Teal Electronics Corporation - Years ended December 31, 1994 and
                                            1993 (Audited)
                                          - Three-months ended March 31, 1995
                                            and 1994 (Unaudited)

         b)  Pro forma financial information
             Pro forma condensed consolidated balance sheet - April 30, 1995
               (unaudited)
             Pro forma condensed consolidated statements of operations - year ended July 31, 1994 (unaudited)
             Pro forma condensed consolidated statements of operations -
               nine-months ended April 30, 1995 (unaudited)
             Notes to pro forma condensed consolidated financial statements

                                                   Financial Statements

                                                Teal Electronics Corporation

                                          Years ended December 31, 1994 and 1993
                                             with Report of Independent Auditors

                          Teal Electronics Corporation

                              Financial Statements

                     Years ended December 31, 1994 and 1993




                                    CONTENTS

Report of Independent Auditors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Balance Sheets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Statements of Income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Statements of Shareholders' Equity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Statements of Cash Flows  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Notes to Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

                         [ERNST & YOUNG LLP LETTERHEAD]



                         Report of Independent Auditors


The Board of Directors
Teal Electronics Corporation

We have audited the accompanying balance sheets of Teal Electronics Corporation as of December 31, 1994 and 1993, and the related statements of income, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Teal Electronics Corporation at December 31, 1994 and 1993, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                                   /s/ ERNST & YOUNG LLP


January 20, 1995

                          Teal Electronics Corporation

                                 Balance Sheets





                                                                             DECEMBER 31
                                                                         1994               1993
                                                                    ---------------------------------
ASSETS
Current assets:
  Cash                                                                $  367,083         $  411,530
  Accounts receivable, net of allowance for doubtful accounts
    of $39,000 in 1994 and $34,000 in 1993                             1,076,996            563,374
  Inventories                                                            507,637            370,340
  Prepaid and other current assets                                        71,457             51,087
                                                                    ---------------------------------
Total current assets                                                   2,023,173          1,396,331

Furniture, fixtures and equipment at cost, net of accumulated
  depreciation                                                           447,417            335,027
Notes receivable from shareholders                                             -            120,000
Other assets                                                              40,863             19,925
                                                                    ---------------------------------
Total assets                                                          $2,511,453         $1,871,283
                                                                    =================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                    $  265,905         $  173,474
  Accrued payroll and related taxes                                      201,706            106,916
  Accrued commissions payable                                            210,108            158,135
  Other accrued liabilities                                               57,623            123,803
                                                                    ---------------------------------
Total current liabilities                                                735,342            562,328

Commitments

Shareholders' equity:
  Common stock, $0.01 par value:
    1,000,000 shares authorized; 135,000 shares issued and
      outstanding                                                          1,350              1,350
    Additional paid-in capital                                           273,650            273,650
    Notes receivable from shareholders                                  (498,913)          (458,913)
  Retained earnings                                                    2,000,024          1,492,868
                                                                    ---------------------------------
Total shareholders' equity                                             1,776,111          1,308,955
                                                                    ---------------------------------
Total liabilities and shareholders' equity                            $2,511,453         $1,871,283
                                                                    =================================


See accompanying notes.

                          Teal Electronics Corporation

                             Statements of Income





                                                                      YEARS ENDED DECEMBER 31
                                                                       1994               1993
                                                                  ---------------------------------
Net sales                                                           $8,055,929         $6,151,005
Cost of sales                                                        4,290,642          3,262,914
                                                                  ---------------------------------
Gross profit                                                         3,765,287          2,888,091

Expenses:
  Selling and marketing                                              1,250,885            879,864
  General and administrative                                           777,859            719,220
  Engineering                                                          478,056            408,069
  Research and development                                             178,404            158,058
                                                                  ---------------------------------
                                                                     2,685,204          2,165,211
                                                                  ---------------------------------
Income from operations                                               1,080,083            722,880

Other income (expense):
  Interest, net                                                         26,265             (4,907)
  Other                                                                 (8,159)            (8,835)
                                                                  ---------------------------------
Income before provision for income taxes                             1,098,189            709,138

Provision for income taxes                                              13,208             11,001
                                                                  ---------------------------------
Net income                                                          $1,084,981         $  698,137
                                                                  =================================

See accompanying notes.

                          Teal Electronics Corporation

                       Statements of Shareholders' Equity





                                                                                             Notes
                                              Common Stock              Additional         Receivable
                                       ---------------------------       Paid-in              from          Retained
                                         Shares          Amount          Capital          Shareholders      Earnings       Total
                                      ----------------------------------------------------------------------------------------------
Balance at December 31, 1992             90,000         $   900         $  44,500         $              $1,023,731      $1,069,131
  Exercise of stock options
    through issuance of notes
    receivable                           45,000             450           229,150           (229,600)
  Dividends to shareholders                                                                                (229,000)       (229,000)
  Distribution of cash to
    shareholders in exchange for
    notes receivable                                                                        (229,313)                      (229,313)
  Net income                                                                                                698,137         698,137
                                      ----------------------------------------------------------------------------------------------
Balance at December 31, 1993            135,000           1,350           273,650           (458,913)     1,492,868       1,308,955
  Dividends to shareholders (cash
    - $457,825, notes
    receivable - $120,000)                                                                                 (577,825)       (577,825)
  Distribution of cash in
    exchange for note receivable                                                             (50,000)                       (50,000)
  Payment received for notes
    receivable from shareholders                                                              10,000                         10,000
  Net income                                                                                              1,084,981       1,084,981
                                      ----------------------------------------------------------------------------------------------
Balance at December 31, 1994            135,000          $1,350          $273,650          $(498,913)    $2,000,024      $1,776,111
                                      ==============================================================================================


See accompanying notes.

                          Teal Electronics Corporation

                             Statements of Cash Flows





                                                                         YEARS ENDED DECEMBER 31
                                                                         1994               1993
                                                                     --------------------------------
OPERATING ACTIVITIES
Net income                                                            $1,084,981           $698,137
Adjustments to reconcile net income to net cash provided
  by operating activities:
    Depreciation and amortization                                        175,664            135,548
    Loss on sale of equipment                                              8,158              8,835
    Changes in operating assets and liabilities:
      Accounts receivable                                               (513,622)           173,429
      Inventories                                                       (137,297)           (58,073)
      Prepaid and other assets                                           (20,370)            (2,915)
      Accounts payable                                                    92,431             30,158
      Accrued payroll and related taxes                                   94,790                471
      Accrued commissions payable                                         51,973             92,034
      Other accrued liabilities                                          (66,180)            (4,016)
                                                                     --------------------------------
Net cash provided by operating activities                                770,528          1,073,608

INVESTING ACTIVITIES
Purchase of furniture, fixtures and equipment                           (293,390)           (99,518)
Notes receivable from shareholders                                       (40,000)          (349,313)
Other assets                                                             (23,760)            (5,258)
                                                                     --------------------------------
Net cash used in investing activities                                   (357,150)          (454,089)

FINANCING ACTIVITIES
Dividends to shareholders                                               (457,825)          (229,000)
Advances under line of credit agreement                                   75,000            515,000
Payments under line of credit agreement                                  (75,000)          (515,000)
                                                                     --------------------------------
Net cash used by financing activities                                   (457,825)          (229,000)

Net increase (decrease) in cash                                          (44,447)           390,519
Cash at beginning of year                                                411,530             21,011
                                                                     --------------------------------
Cash at end of year                                                     $367,083           $411,530
                                                                     ================================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest                                                              $  3,146            $ 5,593
                                                                     ================================
  Income taxes                                                          $  7,500            $22,442
                                                                     ================================


See accompanying notes.

                         Teal Electronics Corporation

                         Notes to Financial Statements

                               December 31, 1994





1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Teal Electronics Corporation (the "Company") was incorporated in California in 1985. The Company designs, manufactures and markets electrical power interfaces which protect computerized systems from noise and spikes. The Company primarily sells to medical, automatic test, telecommunications and factory automation equipment manufacturers.

REVENUE RECOGNITION

The Company recognizes revenue on product sales at the time of shipment.

INVENTORIES

Inventories are stated at the lower of weighted average cost or market.

DEPRECIATION AND AMORTIZATION

Depreciation of furniture, fixtures and equipment is provided on the straight-line method over estimated useful lives of 3 to 5 years.

RECLASSIFICATIONS

Certain prior year amounts have been reclassified to conform to the current year presentation.

2. BALANCE SHEET INFORMATION

The composition of certain balance sheet accounts is as follows:

                                                                             1994            1993
                                                                        -----------------------------
Inventories:
  Raw materials                                                           $400,100         $222,603
  Work-in-process                                                           74,936           92,310
  Finished goods                                                            32,601           55,427
                                                                        -----------------------------
                                                                          $507,637         $370,340
                                                                        =============================

Furniture, fixtures and equipment:
  Machinery and equipment                                                 $418,293         $261,673
  Furniture and fixtures                                                   335,103          275,195
  Leasehold improvements                                                   138,178          101,507
                                                                        -----------------------------
                                                                           891,574          638,375
Less accumulated depreciation and amortization                            (444,157)        (303,348)
                                                                        -----------------------------
                                                                          $447,417         $335,027
                                                                        =============================

                          Teal Electronics Corporation

                   Notes to Financial Statements (continued)





3. EMPLOYEE BENEFIT PLAN

In August 1992, the Company established an employee benefit plan under the provisions of Internal Revenue Code Section 401(k). All employees who have a minimum of one year, (1,000 hours) of service and have reached the age of 18 years old are eligible to participate. Employees may contribute up to 15% of their compensation subject to a limitation. Employee contributions are always 100% vested. The Company, at its discretion may make a matching contribution up to 50% of employees contribution limited to a maximum of four percent of an employee's base compensation. The Company's contribution vests 20% per year. The Company contributed $26,800 and $18,200 to the Plan for the years ended December 31, 1994 and 1993, respectively.

4. INCOME TAXES

The Company elected S Corporation status for federal income tax purposes in 1985 and for California franchise tax purposes in 1990. Taxable income and tax benefits are passed through to the shareholders for federal and California purposes, except for a 1.5% California franchise tax applicable to S Corporations.

5. LINE OF CREDIT

At December 31, 1994, the Company has $700,000 available under a revolving line of credit agreement with its principal bank. The line of credit expires June 30, 1995 and has an interest rate of 0.875% above the prime rate (9.375% at December 31, 1994). The line of credit is collateralized by substantially all of the Company's inventory, accounts receivable, contract rights and intangibles. There are no compensating balance requirements. At December 31, 1994, there was no outstanding balance under the line.

6. COMMITMENTS AND RELATED PARTY TRANSACTIONS

The Company currently leases its office, manufacturing and marketing facilities under a noncancellable operating lease agreement expiring in 2000. The agreement contains two three-year renewal options and provides for rental adjustments based on specific increases. Rent expense under operating leases for the years ended December 31, 1994 and 1993 was $204,324 and $197,513, respectively.

                          Teal Electronics Corporation

6. COMMITMENTS AND RELATED PARTY TRANSACTIONS (CONTINUED)

Minimum future rental payments under operating leases as of December 31, 1994 are as follows:

                          1995                       $211,262
                          1996                        211,791
                          1997                        219,282
                          1998                         93,914
                                                   -------------
                                                     $736,249
                                                   =============


On September 30, 1993, the Company terminated a royalty agreement with an officer who is also a stockholder of the Company. Royalty expense for the year ended December 31, 1993 was $34,830.

During 1993 the Company received notes receivable from shareholders of the Company totaling $120,000 in exchange for cash. During 1994, the notes receivable were paid off through the application of funds to be received by the shareholders through the Company's dividend.

7. COMMON STOCK

During 1993, four Company employees exercised stock options to purchase a total of 45,000 shares of the Company's common stock which were issued in exchange for notes receivable totaling $229,600. Additionally, the Company received notes receivable from these shareholders in exchange for cash which totaled $184,313. The notes bear interest at 5.1% and payments of interest only are due annually beginning September 30, 1997 through September 30, 2002. All principal and interest is due upon the earlier of (1) September 30, 2002, (2) the sale of substantially all assets of the Company and a dividend is paid to the makers of the notes, or (3) a majority of the capital stock of the Company, including the shares purchased, are sold. The notes are collateralized through a security interest in the underlying shares of common stock. The Company also received notes receivable from another shareholder of $45,000 in exchange for cash. These notes bear interest at 4%, are due in 2003 and are secured by
shares of the Company's stock.   The notes have been classified as a reduction
to shareholders' equity in the accompanying balance sheet.

                          Teal Electronics Corporation

                   Notes to Financial Statements (continued)





7. COMMON STOCK (CONTINUED)

During 1994 the Company received a note receivable from a shareholder for $50,000 in exchange for cash. This note bears interest at 4%, is due in 2004 and is secured by shares of the Company's stock. This note also has been classified as a reduction of shareholders' equity.

                         Teal Electronics Corporation

                           Balance Sheet (unaudited)

                                   ($000's)



                                                              March 31, 1995
                                                              --------------
ASSETS:
Current assets
  Cash                                                                  $511
  Accounts receivable, net of allowance for doubtful
    accounts of $39,000                                                1,118
  Inventories
    Finished goods                                                        42
    Work in process                                                      174
    Raw materials                                                        427
  Prepaid and other current assets                                        43
                                                              --------------
Total current assets                                                   2,315
                                                              --------------

Furniture, fixtures and equipment at cost, net of
  accumulated depreciation                                               447
Interest receivable from shareholders                                     32
Other assets                                                              17
                                                              --------------
Total assets                                                          $2,811
                                                              ==============


LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Accounts payable                                                       325
  Accrued payroll and related taxes                                      203
  Accrued commissions payable                                            108
  Other accrued liabilities                                               47
                                                              --------------
Total current liabilities                                                683
                                                              --------------

Commitments

Shareholders' equity:
  Common stock, $0.01 par value:
    1,000,000 shares authorized; 135,000 shares issued
    and outstanding                                                        1
  Additional paid-in capital                                             274
  Notes receivable from shareholders                                    (499)
  Retained earnings                                                    2,352
                                                              --------------
Total shareholders' equity                                             2,128
                                                              --------------
Total liabilities and shareholders' equity                            $2,811
                                                              ==============



See accompanying note to financial statements.

                          Teal Electonics Corporation

                        Statements of Income (unaudited)

                                    ($000's)


                                                   Three-months ended March 31,
                                                         1995             1994
                                                   ---------------------------
 Net sales                                             $2,276           $1,537
 Cost of sales                                          1,244              863
                                                   ---------------------------
 Gross profit                                           1,032              674

 Expenses:
     Selling and marketing                                310              226
     General and administrative                           201              156
     Engineering                                          171              159
                                                   ---------------------------
                                                          682              541
                                                   ---------------------------
 Income from operations                                   350              133

 Interest, net                                              7                2
                                                   ---------------------------
 Income before provision for income taxes                 357              135

 Provision for income taxes                                 5                1
                                                   ---------------------------
 Net income                                              $352             $134
                                                   ===========================


See accompanying note to financial statements.

                         Teal Electronics Corporation

                     Statements of Cash Flows (unaudited)

                                   ($000's)


                                                             Three-months ended March 31,
                                                                  1995              1994
                                                             ----------------------------
 OPERATING ACTIVITIES
 Net income                                                       $352              $134
 Adjustments to reconcile net income to net cash provided
    by operating activities:
      Depreciation and amortization                                 54                36
      Changes in operating assets and liabilites:
         Accounts receivable                                       (41)             (344)
         Inventories                                              (135)              (45)
         Prepaid and other assets                                   29               (45)
         Accounts payable                                           59                 0
         Accrued payroll and related taxes                           1                41
         Accrued commissions payable                              (102)              (76)
         Other accrued liabilities                                 (11)              (25)
                                                             ----------------------------
 Net cash provided (used) by operating activites                   206              (324)

 INVESTING ACTIVITIES
 Purchase of furniture, fixtures and equipment                     (53)              (12)
 Interest receivable from shareholders                              (6)               (5)
 Other assets                                                       (3)               37
                                                             ----------------------------
 Net cash provided (used) in investing activities                  (62)               20

 FINANCING ACTIVITIES
 Advances under line of credit agreement                             0                75
                                                             ----------------------------
 Net cash provided by financing activities                           0                75

 Net increase (decrease) in cash                                   144              (229)
 Cash at beginning of period                                       367               411
 Cash at end of period                                       ----------------------------
                                                                  $511              $182
                                                             ===========================

See accompanying note to financial statements.

                          TEAL ELECTRONICS CORPORATION


                          Note to Financial Statements


1. The accompanying unaudited financial statements contain all adjustments (consisting of only normal recurring accruals) and reclassifications necessary to present fairly the financial position as of March 31, 1995, the results of operations for the three-month periods ended March 31, 1995 and 1994, and the cash flows for the three-month periods ended March 31, 1995 and 1994.

                        PRO FORMA FINANCIAL INFORMATION


On May 8, 1995, SL Industries, Inc. (the "Registrant") acquired substantially all of the assets and assumed certain liabilities of Teal Electronics Corporation ("Teal") pursuant to the terms of an Asset Purchase Agreement (the "Agreement") dated May 1, 1995. Under the terms of the Agreement the Registrant paid Teal approximately $6.1 million in cash and a contingent amount equal to 50% of the annual net profits of the acquired business in excess of $1.1 million for each of the five twelve month periods beginning May 1, 1995.

On May 24, 1995, the Registrant disposed of all of its shares of its wholly-owned subsidiary, SL LUBE/systems, Inc. ("LUBE") pursuant to an Agreement to Exchange Shares with Vesper Corporation dated May 24, 1995. Under the terms of the Agreement to Exchange Shares, the Registrant received 400,000 shares of its common stock owned by Vesper Corporation.

The following pro forma condensed consolidated financial statements are unaudited and have been prepared to give effect to (i) the acquisition of Teal,
(ii) the issuance of senior debt used to finance the acquisition and (iii) the disposition of LUBE, as if these transactions had occurred on April 30, 1995, in the case of the pro forma condensed consolidated balance sheet, or on August 1, 1993, in the case of the pro forma condensed consolidated statements of operations. The Teal acquisition has been accounted for using the purchase method of accounting.

The pro forma condensed consolidated statements of operations do not purport to represent what the Registrant's results of operations for the periods indicated would actually have been had the transactions in fact occurred on the aforementioned date, or to project the Registrant's results of operations for any future period. The pro forma adjustments are based upon available information and upon certain assumptions that management believes are reasonable under the circumstances.

The pro forma financial information should be read in conjunction with the historical financial statements of both the Registrant and Teal, including the notes thereto and the Registrant's Forms 8-K dated May 8, 1995 and May 24, 1995. Historical financial statements of Teal are included under this Form 8-K/A. Historical financial statements of the Registrant are included in the Registrant's Annual Report to Shareholders and Form 10-K for the year ended July 31, 1994 and in its April 30, 1995, Form 10-Q.

                              SL INDUSTRIES, INC.
          PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                APRIL 30, 1995



                                                                     Teal            SL LUBE         Pro Forma         Pro Forma
                                                    As Reported      Electronics     /systems        Adjustments       Consolidated
                                                    ------------     ------------    -------------   ------------      ------------
ASSETS
Current assets:
  Cash and cash equivalents . . . . . . . . . . .   $       ---      $  282,000      $       ---     $  (282,000)  A   $       ---
  Receivables, net of allowances. . . . . . . . .    12,540,000       1,189,000         (206,000)          5,000   A    13,528,000
  Inventories . . . . . . . . . . . . . . . . . .    17,741,000         685,000         (159,000)         62,000   B    18,329,000
  Prepaid expenses  . . . . . . . . . . . . . . .     1,941,000          39,000           (4,000)            ---         1,976,000
  Deferred income taxes and other assets. . . . .     1,327,000             ---              ---          55,000   B     1,382,000
                                                    -----------      ----------      -----------     -----------       -----------
       Total current assets . . . . . . . . . . .    33,549,000       2,195,000         (369,000)       (160,000)       35,215,000
                                                    -----------      -----------     -----------     -----------       -----------
Property, plant and equipment, net. . . . . . . .     9,441,000         443,000         (108,000)         40,000  A/B    9,816,000
Deferred income taxes . . . . . . . . . . . . . .       982,000             ---              ---             ---           982,000
Cash surrender value of life insurance policies .     6,522,000             ---              ---             ---         6,522,000
Other assets and deferred charges . . . . . . . .     3,544,000          17,000              ---       4,385,000  A/B    7,946,000
                                                    -----------      ----------      -----------     -----------       -----------
       Total assets . . . . . . . . . . . . . . .   $54,038,000      $2,655,000      $  (477,000)    $ 4,265,000       $60,481,000
                                                    ===========      ==========      ===========     ===========       ===========

LIABILITIES
Current liabilities:
  Long-term debt due within one year  . . . . . .   $   187,000      $      ---      $       ---     $       ---       $   187,000
  Accounts payable  . . . . . . . . . . . . . . .     6,468,000         261,000          (54,000)            ---         6,675,000
  Other accrued liabilities . . . . . . . . . . .     7,213,000         341,000          (90,000)        812,000  A/E    8,276,000
                                                    -----------      ----------      -----------     -----------       -----------
       Total current liabilities  . . . . . . . .    13,868,000         602,000         (144,000)        812,000        15,138,000
                                                    -----------      ----------      -----------     -----------       -----------
Long-term debt less portion due within one year .     9,973,000             ---              ---       6,346,000   C    16,319,000
Deferred compensation and other liabilities . . .     5,005,000             ---           25,000             ---         5,030,000
                                                    -----------      ----------      -----------     -----------       -----------
       Total liabilities  . . . . . . . . . . . .   $28,846,000      $  602,000      $  (119,000)    $ 7,158,000       $36,487,000
                                                    -----------      ----------      -----------     -----------       -----------
Commitments and contingencies


SHAREHOLDERS' EQUITY
Preferred stock, no par value; authorized,
  6,000,000 shares; none issued . . . . . . . . .   $       ---      $      ---      $       ---     $       ---       $       ---
Common stock, $.20 par value; authorized,
  25,000,000 shares; issued, 7,758,000 shares . .     1,552,000           1,000              ---          (1,000)  A     1,552,000
Capital in excess of par value  . . . . . . . . .    33,684,000         274,000              ---        (274,000)  A    33,684,000
Notes receivable from shareholders. . . . . . . .           ---        (499,000)             ---         499,000   A           ---
Retained earnings (accumulated deficit) . . . . .    (2,692,000)      2,277,000         (358,000)     (1,067,000) A/F   (1,840,000)
Treasury stock at cost, 1,741,000, 0, 0, 400,000
  and 2,141,000 shares respectively . . . . . . .    (7,352,000)            ---              ---      (2,050,000)  D    (9,402,000)
                                                    -----------      ----------      -----------     -----------       -----------
       Total shareholders' equity . . . . . . . .    25,192,000       2,053,000         (358,000)     (2,893,000)       23,994,000
                                                    -----------      ----------      -----------     -----------       -----------
       Total liabilities & shareholders' equity .   $54,038,000      $2,655,000      $  (477,000)    $ 4,265,000       $60,481,000
                                                    ===========      ==========      ===========     ===========       ===========



See accompanying notes to unaudited pro forma condensed consolidated financial statements.

                              SL INDUSTRIES, INC.
     PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                           YEAR ENDED JULY 31, 1994



                                                                           Teal          SL LUBE        Pro Forma       Pro Forma
                                                             As Reported   Electronics   /systems       Adjustments     Consolidated
                                                             -----------   -----------   -----------    -----------     ------------
 Net sales . . . . . . . . . . . . . . . . . . . . . . . .   $76,593,000   $6,739,000    $(1,528,000)   $     ---       $81,804,000
                                                             -----------   ----------    -----------    ---------       -----------
 Cost and expenses:
   Cost of products sold . . . . . . . . . . . . . . . . .    51,385,000    3,569,000       (517,000)      62,000   H    54,499,000
   Selling, general and administrative expenses  . . . . .    19,622,000    2,161,000       (573,000)         ---        21,210,000
   Depreciation and amortization . . . . . . . . . . . . .     1,868,000      150,000        (31,000)     307,000   G     2,294,000
                                                             -----------   ----------    -----------    ---------       -----------
 Total cost and expenses . . . . . . . . . . . . . . . . .    72,875,000    5,880,000     (1,121,000)     369,000        78,003,000
                                                             -----------   ----------    -----------    ---------       -----------
 Income from operations  . . . . . . . . . . . . . . . . .     3,718,000      859,000       (407,000)    (369,000)        3,801,000
 Nonoperating income (expense):
   Interest income . . . . . . . . . . . . . . . . . . . .        50,000       18,000            ---      (21,000)  I        47,000
   Interest expense  . . . . . . . . . . . . . . . . . . .      (606,000)     (16,000)           ---     (437,000)  J    (1,059,000)
                                                             -----------   ----------    -----------    ---------       -----------
 Income from continuing operations before income taxes . .     3,162,000      861,000       (407,000)    (827,000)        2,789,000
 Provision for federal and state income taxes  . . . . . .     1,211,000        8,000       (164,000)      12,000   K     1,067,000
                                                             -----------   ----------    -----------    ---------       -----------
 Income from continuing operations (Note M). . . . . . . .   $ 1,951,000   $  853,000    $  (243,000)   $(839,000)      $ 1,722,000
                                                             ===========   ==========    ===========    =========       ===========

 Income per common share from continuing operations(Note M)  $      0.32                                                $      0.30
                                                             ===========                                                ===========

 Weighted average number of shares outstanding (Note L). .     6,152,000                                                  5,752,000



See accompanying notes to unaudited pro forma condensed consolidated financial statements.

                              SL INDUSTRIES, INC.
      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                        NINE-MONTHS ENDED APRIL 30, 1995



                                                                          Teal          SL LUBE        Pro Forma       Pro Forma
                                                           As Reported    Electronics   /systems       Adjustments     Consolidated
                                                           -----------    -----------   -----------    -----------     ------------
Net sales . . . . . . . . . . . . . . . . . . . . . . .   $64,143,000    $7,181,000    $(1,318,000)   $     ---       $70,006,000
                                                          -----------    ----------    -----------    ---------       -----------
Cost and expenses:
  Cost of products sold . . . . . . . . . . . . . . . .    41,683,000     3,778,000       (416,000)         ---        45,045,000
  Selling, general and administrative expenses  . . . .    17,676,000     2,178,000       (562,000)         ---        19,292,000
  Depreciation and amortization . . . . . . . . . . . .     1,450,000       155,000        (26,000)     240,000   G     1,819,000
                                                          -----------    ----------    -----------    ---------       -----------
Total cost and expenses . . . . . . . . . . . . . . . .    60,809,000     6,111,000     (1,004,000)     240,000        66,156,000
                                                          -----------    ----------    -----------    ---------       -----------
Income from operations  . . . . . . . . . . . . . . . .     3,334,000     1,070,000       (314,000)    (240,000)        3,850,000
Nonoperating income (expense):
  Interest income . . . . . . . . . . . . . . . . . . .        47,000        21,000            ---      (28,000)  I        40,000
  Interest expense  . . . . . . . . . . . . . . . . . .      (558,000)       10,000            ---     (315,000)  J      (863,000)
                                                          -----------    ----------    -----------    ---------       -----------
Income from continuing operations before income taxes .     2,823,000     1,101,000       (314,000)    (583,000)        3,027,000
Provision for federal and state income taxes  . . . . .     1,048,000        13,000       (126,000)     196,000   K     1,131,000
                                                          -----------    ----------    -----------    ---------       -----------
Net income  . . . . . . . . . . . . . . . . . . . . . .   $ 1,775,000    $1,088,000    $  (188,000)   $(779,000)      $ 1,896,000
                                                          ===========    ==========    ===========    =========       ===========


Net income per common share from continuing operations.   $      0.30                                                 $      0.34
                                                          ===========                                                 ===========

 Weighted average number of shares outstanding (Note L).    6,013,000                                                   5,613,000



See accompanying notes to unaudited pro forma condensed consolidated financial statements.

        NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
                                  STATEMENTS


A. Reflects adjustments from Teals April 30, 1995, historical balance sheet to the balance sheet acquired.

B. Reflects additions of intangible assets and the write up of property and equipment and inventories resulting from the allocation of the Teal purchase price.

C. Reflects an increase in long-term debt to finance the Teal acquisition.

D.     Reflects increase in treasury stock from LUBE disposition.

E.     To properly state accrued expenses.

F.     Reflects the estimated gain on the disposition of LUBE.

G. Reflects amortization of the intangible assets resulting from the Teal acquisition.

H. Reflects increased cost of sales resulting from the inventory write-up.

I.     Reflects a reduction for nonrecurring interest income.

J. Reflects an increase in interest expense at an annual rate of 6.9% in connection with an increase in long-term debt, as a result of the acquisition.

K. Reflects tax benefit of pro forma adjustments, offset by tax expense needed to present the operations of Teal as if Teal was a C-corp during the periods presented.

L. The weighted average number of shares outstanding were reduced to reflect the 400,000 shares received in connection with the disposition of LUBE.

M. Income from continuing operations and income per common share exclude the LUBE disposition gain of $577,000.